UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              December 8, 2011

Living 3D Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada State or other jurisdiction of incorporation)	000-01900 (Commission File Number)	87-0451230 (IRS Employer Identification No.)

25 Camelia Avenue
              San Francisco, California 94112
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:    (415) 203-4491

AirWare International Corp.
(formerly Concrete Casting Incorporated)
1225 West Washington Street, Suite 213
                 Tempe, AZ 85018
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filed, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer                                                                                                            Accelerated filer  

Non-accelerated filer (Do not check if a smaller reporting company)                            Smaller reporting company ☒

Special Note Regarding Forward-Looking Statements

This report contains forward-looking statements.  The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements.  Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.  These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below.

Given these uncertainties, you should not place undue reliance on these forward-looking statements.  These forward-looking statements include, among other things, statements relating to:

•	our ability to find suitable markets for and increase sales of the existing products we offer and develop and commercialize new products;

•	our ability to successfully source manufacturing capacity for the products we offer;

•	our reliance on intellectual property rights held by our directors and principal shareholders;

•	our ability to obtain additional capital in future years to fund expansion of our product line, new marketing initiatives and/or acquisitions;

•	economic, political, regulatory, legal and foreign exchange risks associated with our operations; or

•	the loss of key members of our senior management.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report.  You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect.  Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the or other events occur in the future.

Use of Certain Defined Terms

Except where the context otherwise requires and for the purposes of this report only:

•
"Company," "we," "us," "our," "Living 3D" and "Registrant" refer to Living 3D Holdings, Inc. (formerly known as AirWare International Corp.; formerly known as Concrete Casting Incorporated), a corporation incorporated in Nevada;

•	"Exchange Act" refers to the Securities Exchange Act of 1934, as amended;

•	"PRC," "China," and "Chinese," refer to the People’s Republic of China (excluding Hong Kong, Macau and Taiwan);

•	"Securities Act" refers to the Securities Act of 1933, as amended;

•	"U.S. dollars," "dollars" and "$" refer to the legal currency of the United States;

•	“HK Dollars” refers to Hong Kong dollars, the legal currency of Hong Kong.

Unless otherwise stated, we have translated balance sheet amounts with the exception of equity at September 30, 2011 at HK Dollars 7.8 to US $1.00 compared to HK Dollars 7.8 to US $1.00 at December 31, 2010.  We have stated equity accounts at their historical rate.  The average translation rates applied to income statement accounts for the nine months ended September 30, 2011 and 2010 and the year ended December 31, 2011 and 2010 were HK Dollars 7.8 and HK Dollars 7.8, respectively.  We make no representation that the HK Dollars or U.S. dollar amounts referred to in this current report could have been or could be converted into U.S. dollars or HK Dollars, as the case may be, at any particular rate or at all.

See "Risk Factors" for discussions of the effects of fluctuating exchange rates on the value of our common stock. Any discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

For the sake of clarity, this report follows English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English. For example, the name of our President will be presented as "Jimmy Kent-Lam Wong," even though, in Chinese, his name would be presented as "Wong Jimmy Kent-Lam."

In this current report, we are relying on and we refer to information and statistics regarding the three dimensional, or 3D, technology industry that we have obtained from various cited government and institute research publications. This information is publicly available for free and has not been specifically prepared for us for use or incorporation in this report on Form 8-K or otherwise. We have not independently verified such information, and you should not unduly rely upon it.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

On December 8, 2011, certain of the shareholders of Living 3D Holdings, Inc. (formerly AirWare International Corp. and formerly Concrete Casting Incorporated), a Nevada corporation and a publicly held and traded company (the "Company”), who are the holders of a majority of the issued and outstanding shares of capital stock of the Company (the "Selling Shareholders"), Jeff W. Holmes, a Selling Shareholder and a principal shareholder of the Company (the "Principal Shareholder"), and Jimmy Kent-Lam Wong, June Mon Yon, Chang Li, Kin Wah Ngai and Lin Su (each, a "Purchaser" and collectively, the "Purchasers"), entered into a stock purchase agreement (the "Stock Purchase Agreement").

Under the terms of the Stock Purchase Agreement, the Purchasers purchased from the Selling Shareholders an aggregate of 3,627,426 of the shares (the "Purchase Shares") of common stock, par value $0.001 per share, of the Company owned by the Selling Shareholders on December 8, 2011 (the “Closing Date”), for an aggregate consideration of $385,000 (the "Stock Purchase").

Also on the Closing Date, the Company, Living 3D Holdings Ltd, a British Virgin Islands corporation and a privately held company (“L3D-BVI”), and all of the shareholders of L3D-BVI (the “L3D-BVI Shareholders”) entered into a share acquisition and exchange agreement (the "Share Exchange Agreement"). Under the terms of the Share Exchange Agreement, the Company acquired from the L3D-BVI Shareholders all of the issued and outstanding shares of common stock of L3D-BVI (the "L3D-BVI Shares") making L3D-BVI a wholly-owned subsidiary of the Company, and, in exchange for all of the L3D-BVI Shares (the “Share Exchange”), the Company issued to the L3D-BVI Shareholders an aggregate of 62,590,880 shares (the “Exchange Shares”) of its common stock.

L3D-BVI was, at the time of the Stock Purchase and Share Exchange, a privately held company, while the Company is a publicly held and traded company on the OTC Bulletin Board under the symbol "CCSG."  As prior to the Stock Purchase and the Share Exchange, the Company had no operating activities, the accompanying financial statements and Management Discussion and Analysis reflect the activity of L3D-BVI for all periods presented.

Upon the closing of the Stock Purchase and the Share Exchange, the shareholders of the Company retained an aggregate of 3,485,174 shares of common stock and the former L3D-BVI Shareholders acquired an aggregate of 66,218,306 shares of common stock, for a total of 69,703,480 shares of common stock issued and outstanding.  Accordingly, the former L3D-BVI Shareholders own approximately 95% of the Company's total issued and outstanding common stock.  On the Closing Date, the Company had no options to purchase shares of common stock outstanding (the "Options") and no warrants to purchase shares of common stock outstanding (the "Warrants").

Prior to the Closing Date, the Company changed its name from "AirWare International Corp." to "Living 3D Holdings, Inc."

A copy of each of the Stock Purchase Agreement and the Share Exchange Agreement are filed as Exhibits 2.1 and 2.2 to this Report.  The foregoing descriptions of the terms of the Stock Purchase Agreement and the Share Exchange Agreement are qualified in their entirety by reference to the provisions of the documents filed as Exhibits 2.1 and 2.2 to this report, which are incorporated herein by reference.

In the balance of this report, the terms the “Company,” “we,” “us,” or “our” refer to Living 3D Holdings, Inc., a Nevada corporation, formerly known as AirWare International Corp. and formerly known as Concrete Casting Incorporation and our new business after the Closing Date, which is the business of L3D-BVI.  After this point in the report, any references to the "Concrete Casting" or “Living 3D” are to us and our business prior to the closing of the Stock Purchase and the Share Exchange and any references to "L3D-BVI" are to Living 3D Holdings, Ltd, a British Virgin Islands corporation and a privately held company, prior to the Stock Purchase and the Share Exchange.

Change in Management.  In connection with the Stock Purchase and the Share Exchange, Jimmy Kent-Lam Wong, Chang Li, Kin Wah Ngai and Lin Su became our directors, replacing our former board of directors.  In addition, new officers were appointed in place of our former officers.  See “Form 10 Disclosure - Item 5 “Directors and Executive Officers.”

The issuance of our shares of common stock to the former L3D-BVI Shareholders in the Share Exchange was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and other available exemptions.  Our shares of common stock issued to the former L3D-BVI Shareholders may not be offered or sold unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.  No registration statement covering these securities has been filed with the United States Securities and Exchange Commission (the “Commission”) or with any state securities commission in respect of the Stock Purchase or the Share Exchange.

On December 8, 2011, we filed a press release announcing the Closing and the completion of the Stock Purchase and the Share Exchange, a copy of which is attached to this report as Exhibit 99.1.

The Company amended its Articles of Incorporation on September 27, 2011 to change its name from "AirWare International Corp." to "Living 3D Holdings, Inc."

Neither the management of the Company or L3D-BVI had any prior relationships with each other.  The parties were introduced by a partner of Quarles & Brady LLP, legal counsel for L3D-BVI, who had a prior business relationship with the management and Principal Shareholder of the Company and owns a nominal number of shares in the Company.

Our restated Articles of Incorporation authorize us to issue 100,000,000 shares of capital stock, par value $0.001 per share, comprised of 90,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $0.001 per share.  After completion of both the Stock Purchase and the Share Exchange, there were 69,703,480 shares of common stock outstanding.

Effective as of Closing, Kevin J. Asher resigned as director of the Company and the following persons were appointed as our directors and officers (in this Report we have used the English naming convention of first name followed by the last name even though the order would be different in Chinese):

Name	Age	Position
Jimmy Kent-Lam Wong	40	Chairman of the Board of Directors and Chief Executive Officer
Chang Li	53	Chief Technology Officer and Director
Kin Wah Ngai	57	Chief Financial Officer and Director
Lin Su	45	Secretary and Director

Form 10 Disclosure

As disclosed elsewhere in this report, on December 8, 2011, we completed the Stock Purchase and the Share Exchange pursuant to the terms of the Stock Purchase Agreement and the Share Exchange Agreement, respectively, and L3D-BVI became our wholly-owned subsidiary.  Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as the Company was immediately before the Stock Purchase and the Share Exchange transactions disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 registration statement.  Please note that the information provided below relates to the combined enterprises after the closing of the Stock Purchase and the Share Exchange with L3D-BVI, except that information relating to periods prior to the date of the Stock Purchase and the Share Exchange only relate to L3D-BVI, unless otherwise specifically indicated.

Item 1.                                Business.

Business of Concrete Casting

Organization and Corporate History

Concrete Casting was incorporated on October 28, 1987 in the state of Nevada under the name Staco Incorporated.  It was organized for the purpose of conducting business as a transfer agent.  This business was unsuccessful as a transfer agent and became inactive.  The business remained inactive until 2001, during which time it sought to acquire assets or shares of a business operation that had potential for profit.  On November 30, 2001, Concrete Casting acquired certain assets from Cordell Henrie, a sole proprietor doing business as "Concrete Casting" and he became its president.  Staco Incorporated changed its name to Concrete Casting Incorporated on January 17, 2002.  The assets acquired included drawings, plans and concepts regarding the design of replicas of antiquities to be cast in concrete and marketed to the U.S. landscaping market.  From November 30, 2001, through December 31, 2007, Concrete Casting's business focus was on concrete products though its emphasis changed from replicas of antiquities to construction applications, such as casted window wells and water features for landscaping use.

Mr. Henrie eventually was no longer able to devote the time necessary to Concrete Casting’s product development and he resigned as an officer and a director as of December 31, 2007.  Since Concrete Casting's development in the concrete casting business was not sufficiently mature to make it commercially viable, the decision was made to shut down development of concrete products and discontinue those operations.  In 2008, Concrete Casting hired Kevin J. Asher as its new president to locate and acquire new business opportunities.

Immediately prior to the closing of the Stock Purchase and Share Exchange, Concrete Casting was a shell company with nominal assets whose sole business was to identify, evaluate and investigate various companies with the intent to effect a reverse merger transaction under which it would acquire a target company with an operating business to continue the acquired company’s business as a publicly-held entity. On July 1, 2010, Concrete Casting changed its name to "AirWare International Corp." and on September 27, 2011, AirWare International changed its name to "Living 3D Holdings, Inc."

Employees

The Company had no employees immediately prior to the closing of the Stock Purchase and the Share Exchange.

Business of the Company

Organization and Corporate History

L3D-BVI was incorporated on June 23, 2008 under the laws of the British Virgin Islands.  On December 8, 2011, L3D-BVI became a wholly-owned subsidiary of the Company pursuant to the terms of the Stock Purchase Agreement and the Share Exchange Agreement.  Upon the completion of the Stock Purchase and the Share Exchange, our business became that of L3D-BVI, our wholly-owned subsidiary.  The following describes our new business.

Principal Products

Our business is focused on the marketing and sale of 3D image display devices designed and manufactured by third parties using original equipment manufacturer (OEM) parts. To date, we have focused on the markets for 3D touch pads, 3D indoor and outdoor light emitting diode (LED) displays and 3D televisions.  We believe that the market for touch pads, displays and televisions will grow more quickly over the next five years than other 3D markets, although we can offer no assurances in this regard.  The products we market are based on "auto stereoscopic 3D" technology, or Auto 3D, which means that viewers are not required to wear 3D glasses in order to experience the 3D effects of the screen, and instant switching between two dimensional, or 2D, and 3D viewing is enabled.  We believe that this gives us a competitive advantage over other suppliers of 3D products requiring the use of a visor or glasses in order to experience a 3D effect.  While our sales to date have focused on customers utilizing our products in media and advertising, 3D display products are applicable in a wide range of industries, including entertainment, education, consumer electronics, medical diagnosis and scientific research.

Sourcing and Manufacturing

We have contracted with third party manufacturers for the production of the displays we have sold to date.  Such manufacturers produce these products using OEM parts under specifications and informal licenses granted by certain of our directors and principal shareholders.  These directors and principal shareholders do not receive any compensation for these licenses.  See “Certain Relationships and Related Transactions, and Director Independence.”  We do not have any contracts with our third party manufacturers.

Marketing, Distribution and Sales

We have conducted limited marketing efforts to date.  We have made all of our sales to date in the PRC to government and research entities and educational institutions.  We have sold large LED displays (approximately three by three meters), 3D TV’s and 3D panels.  We do not have any personnel dedicated to marketing, distribution and sales, nor do we have any agreements in place related to those functions.  To date, certain of our directors and principal shareholders have carried out these functions, but their efforts have been limited to the sale of a small number of products.  We intend to continue to utilize their services as necessary as we seek to add additional personnel to assist in our marketing and sales functions.  In the future, given sufficient capital, we intend to market the products we sell through our participation in industry trade shows and conferences and through public relations and event sponsorships.

Sources and Availability of Raw Materials and Principal Suppliers

We have relied, and expect to continue to rely, on third parties to manufacture products for us to market and sell.  Although we expect to use our current manufacturers for future product orders we obtain, we do not have any obligation to use such manufacturers nor do we have any future product orders pending.  Given our current level of operations, we have not had problems obtaining sufficient supplies of raw materials or component parts.  We do not have multiple sources of supply for these items, but believe there are readily available alternative sources at acceptable prices.

Inventory, Operating Capital and Seasonality

We have no inventory because we have our products manufactured only after we receive orders.  In the future, we may seek to store products pending sale at the manufacturing facilities that produced such products, if feasible.  We do not maintain any warehouse facility. Our business is too new to be able to assess whether seasonality could be a material factor in our business.  We do not require material amounts of operating capital because we are in the development stage and have not yet commenced revenue operations.

Dependence on Major Customers

We have no major customers at this point.

Competition

The market for 3D hardware technology is still in its early stages.  Nonetheless, there are already many established and early stage companies that address the 3D display market in one way or another, including makers of 3D televisions and mobile phones, such as Panasonic Corporation, Samsung Electronics Corporation, Ltd., Sony Corporation and X6D Limited.  For the most part, these companies do not use Auto 3D technology, and thus do not compete directly with the products we seek to market.  However, at this time, we consider them to be competitors generally in the effort to market 3D monitor solutions to end-user businesses.  Nearly all of these companies have significantly greater human and economic resources than we do and there can be no assurance that we will be able to effectively compete with them for market share.

Intellectual Property

We rely on certain intellectual property rights held by Jimmy Kent-Lam Wong and Chang Li, who are directors and principal shareholders, for the manufacture of the 3D products we have marketed and sold to date.  Such parties have licensed these rights on an informal, as needed basis, to third party manufacturers and to us to enable us to make the sales we have made to date.  Such intellectual property consists principally of trade secrets and know-how.  The owners of the intellectual property have not explored whether it may be protectable by patents.  We have not paid any compensation to the license holders for these licenses.  These licenses have been verbal and the license holders are under no obligation to continue to offer us such licenses in the future, nor have the licenses included any terms other than the implied right to use the intellectual property to manufacture the products we have sold to date.  For example, the verbal licenses have not included any indemnification provision to protect us if the products infringe on any third-party intellectual property rights, or any representations or warranties with regard to non-infringement or other matters.  Accordingly, we may have liability for infringement or similar matters that arise with respect to the products we have sold to date.  We can offer no assurance that we will be able to obtain future licenses on terms acceptable to us, or on any terms, or to successfully develop or contract for the development of new designs to enable us to manufacture new products for sale in the future.

Patents, Trademarks and Trade Secrets

We own the internally developed  trademarks and copyrights used in connection with the marketing, distribution and sale of products we have sold to date.  However, we have not registered any of these trademarks or copyrights and there can be no assurance that we will be able to protect such trademarks and copyrights from infringement or third party claims, if any.  We have not filed for any patents on our products or technologies.

We rely on the trade secrets and know-how of certain of our directors and principal shareholders to produce the products we sell.  We have not entered into confidentiality or invention assignment or license agreements with such parties.  Nor have we or such parties entered into similar agreements with our third party manufacturers.  We do, however, generally divide the steps for production of our products among different manufacturers according to their expertise and specialization and to protect our trade secrets.  Moreover, no assurance can be given that third parties will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

Research and Development

We have not engaged in research and development activities since our inception

Governmental Regulation

The market for 3D technology is affected by a wide range of U.S. and international regulations, including regulations related to taxation and import-export controls, which could negatively impact the market for the devices we sell or decrease potential profits to the Company.

Costs and Effects of Compliance with Environmental Laws; Environmental Matters

We are not aware of any material costs or impacts on our business related to compliance with federal, state or local environmental laws regarding the products we intend to market and sell.

Insurance

We do not currently carry any kind of product liability or other business insurance.

Legal and Administrative Proceedings

We are not a party to any material legal or administrative proceedings, and we are not aware of any threatened material legal or administrative proceedings against us.

Facilities

We have an office in the United States at 25 Camelia Avenue, San Francisco, California 94112.  Our office in Hong Kong is located at Room 1402-04, 14/F, Fourseas Building, 212 Nathan Road, Kowloon, Hong Kong.  We have no other facilities.

Employees

As of December 8, 2011, we had no full-time employees.

Corporate Information

The Company's principal executive offices in the United States are located at 25 Camelia Avenue, San Francisco, California 94112.

Where to get more information

We are a reporting company under the Securities Exchange Act of 1934, as amended. You may obtain annual, quarterly, and special reports and other information that we file with the Securities and Exchange Commission (“SEC”).  You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Electronic filings filed on or after July 1, 1992 are available via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at the public reference facility.  The SEC also maintains a web site that contains reports, proxy and information statements and other materials that are filed through EDGAR which can be accessed at http://www.sec.gov.

Our filings may also be accessed through the SEC’s website (http://www.sec.gov).  We will provide a copy of any or all documents incorporated by reference herein (exclusive of exhibits unless such exhibits are specifically incorporated by reference therein), without charge, to each person to whom this prospectus is delivered, upon written or oral request to Living 3D Holdings, Inc., at 25 Camelia Avenue, San Francisco, California 94112, our telephone number is (415-203-4491) and our web address is www.living3d.com.

We will furnish record-holders of our securities with annual reports containing financial statements, audited and reported upon by our independent auditors, quarterly reports containing unaudited interim financial information and such other periodic reports as we determine to be appropriate or as may be required by law.

Item 1A.                      Risk Factors.

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below, together with all of the other information included in this report, before purchasing shares of our common stock.  If any of the following events or outcomes actually occurs, our business, operating results and financial condition would likely suffer.  As a result, the trading price of our common stock could decline and you may lose all or part of the money you paid to purchase our common stock.

Risks Related to Our Business

We have a limited operating history and have incurred losses from our operations.

We have a limited operating history upon which investors may rely to evaluate our prospects.  We have a history of incurring losses from operations.  As of the nine months ended September 30, 2011, we had an accumulated deficit of $43,503 and a shareholders’ equity deficit of $43,403.  We expect to continue to incur operating losses until such time, if ever, as we are able to achieve sufficient levels of revenue from operations.  Our ability to increase revenues and achieve profitability will depend on our ability to attract additional customers.  There can be no assurance that we will ever increase revenues or achieve profitability.

We require additional capital.

We anticipate that our existing cash and cash equivalents will not be sufficient to fund our business needs.  We will require additional capital in order to fund our operations, implement our business plan, and our accountants have issued a growing concern opinion on our business, which includes implementing a new marketing strategy, developing product offerings, and repaying advances by our CEO in the amount of $120,418 as of September 30, 2011.  There can be no assurance that we will obtain such capital or be able to acquire it on terms that we deem favorable.

Our cash requirements may vary materially from those now planned depending on numerous factors, including the results of our marketing efforts, our business development activities, the results of future research and development and competition.  Financing could include equity financing, which may be dilutive to stockholders, or debt financing, which would likely restrict our ability to make acquisitions and borrow from other sources.  In addition, such securities may contain rights, preferences or privileges senior to those of our current shareholders.  We do not currently have any commitments for additional financing.  There can be no assurance that additional funds will be available on terms attractive to us or at all.  If adequate funds are not available, we may be required to curtail our sales and marketing strategies and/or otherwise materially reduce our operations.  Any inability to raise adequate funds could have a material adverse effect on our business, results of operations and financial condition.

Investors may lose all of their investment in us.

Investment in us involves a high degree of risk.  Investors may never recoup all or part of or realize any return on their investment.  Investors should not invest in our common stock unless they can afford to lose their entire investment.

We have received a going concern opinion from our auditors.

We have an accumulated deficit and have had negative cash flows from our operations.  Accordingly, we have received a report from our independent auditors in connection with our audited financial statements that include an explanatory paragraph describing their substantial doubt about our ability to continue as a going concern.  This may negatively impact our ability to obtain additional funding or funding on terms attractive to us.

We have limited marketing capability.

We have limited marketing capabilities and resources and, as of the date of this report, no marketing or sales employees.  We will need additional capital to hire trained personnel and implement our marketing strategy.  In order to achieve market penetration we will have to undertake significant efforts and expenditures to create awareness of, and demand for, the technology and products we sell.  We can make no assurances that we will be able to have trained personnel to implement our marketing strategy, especially in light of our limited finances.  Our lack of marketing resources and capabilities may have a material adverse effect on our business, operating results and financial condition.  Further, there can be no assurance that, if developed, such marketing capabilities will lead to sales of 3D technologies and products we offer.

We are dependent on key personnel.

Our success will be largely dependent upon the efforts of our executive officers, Jimmy Kent-Lam Wong and Chang Li.  We do not have employment agreements in place with any of these persons.  The loss of the services of any of these individuals would harm our business.  There can be no assurance that we will be able to retain the services of such individuals in the future.  We have not obtained key-person life insurance policies on these persons and do not intend to.  Our future success also depends on our ability to attract, train, retain and motivate other highly qualified sales, technical and managerial personnel.  Competition for such personnel is intense and we may not be able to attract, train, retain or motivate such persons in the future.

Our growth strategy may not be successful.

We intend to expand our operations and to develop new markets for the products we sell.  These operations will be subject to all of the risks inherent in the growth of a new business enterprise, particularly one that operates in highly competitive industry.  The timing and related expenses of expansion may cause our earnings, if any, to fluctuate.  The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with growth of a business, including uncertainty as to implementation of our strategies and capabilities, market acceptance of our products and services, our operating and marketing methods, expenses and competition.  We may not be successful in our proposed expanded business activities.

There is substantial, established competition in our markets.

There are numerous other companies that produce products in the 3D technology market, including products such as televisions and mobile phones from companies like Sony and Samsung, as well as smaller companies.  These companies have greater resources than we do and enjoy well established production facilities and processes, market presence, distribution networks and market share.  Increased competition or our failure to compete successfully is likely to result in price reductions, fewer customer orders, reduced gross margins, increased marketing costs, failure to acquire or retain market share, or any combination of these problems.

If 3D Technology is not standardized, our business prospects may be hurt.

Our business will depend in part on the increasing standardization of 3D technology across various platforms, including televisions, and mobile phones and computer monitors.  If major manufacturers of these products do not standardize 3D protocols, it will make it more difficult for content providers to develop 3D content, which could increase the cost of and drive down demand for 3D technology.  A failure by the 3D industry to adopt and maintain appropriate standards for the utilization of 3D technology in each market and/or across markets could have a materially negative impact or our business and financial results.

If third-party products fail to generate significant content for 3D-enabled hardware devices, demand for such devices will fall.

Demand for 3D-enabled hardware devices, such as the products we market, will be hurt if there is not sufficient 3D-enabled content to be viewed on such devices, or if such content is not popular among consumers.  Any failure by the industry to generate significant quality 3D content will have a materially negative impact on our business by reducing demand for the hardware we seek to market.

Our business is reliant on growth in the market for high-end television, mobile phones and computer monitors generally, and any decrease in such demand will have a materially negative impact on our business.

The demand for televisions, mobile phones and computer monitors enabled for 3D is impacted by many factors, including the economic conditions in countries where such sales are strong, network capacity, price, competition, regulations that impact broadcasters, telecommunications and internet services providers and many other factors.  The global economic crisis has reduced demand for some of these devices in key markets, such as the United States.  Any sustained negative impact on demand for these and other 3D-enabled hardware devices will hurt our business and business prospects.

Our business will depend on a strong brand, and if we are not able to build our brand, our ability to expand our business will be impaired and our financial and operating results will be harmed.

Growing our brand may require us to make substantial investments and these investments may not be successful.  If we fail to promote and maintain our brand, or if we incur excessive expenses in this effort, our business, operating results and financial condition will be materially and adversely affected.  As our market becomes increasingly competitive, we anticipate that maintaining and enhancing our brand may become increasingly more difficult and expensive.  Building our brand may depend on our ability to be a cost leader and continue to provide a high quality and effective product, which we may not do successfully.

We are operating in both mature and developing markets, and there is uncertainty as to acceptance of 3D products in these markets.

We have conducted limited marketing activities in 2010 and to date in 2011. Thus, we have relatively little information on which to estimate our levels of sales, the amount of revenue we will generate and our operating and other expenses.  There can be no assurance that we will be successful in our efforts to directly market our products or to develop 3D markets in the manner we contemplate.

Certain markets, such as for 3D technologies and products, are developing and rapidly evolving and are characterized by an increasing number of market entrants who have developed or are developing a wide variety of products and technologies.  Because of these factors, demand and market acceptance for new products are subject to a high level of uncertainty.  It is also difficult to predict with any assurance the future growth rate, if any, and size of these markets.  If a substantial market fails to develop, develops more slowly than expected or becomes saturated with competitors or if our products do not achieve market acceptance, our business, operating results and financial condition will be materially and adversely affected.

Our target markets are characterized by new products and technological change.

The target markets for 3D products are characterized by changing technology and new product introductions.  Our success will depend in part on our ability to quickly gain customers in these markets and introduce new products and technologies to such customers to meet changing customer requirements.  We do not currently design the products we sell.  Thus, we do not control the introduction of new functionalities.  This puts us at a significant disadvantage to many of our competitors.  There can be no assurance that we will successfully penetrate our target markets or that future products from our competitors will not render the products or technologies we offer non-competitive or obsolete.

We do not own any patents, trademarks or other intellectual property rights other than trade secrets and know-how, and we are dependent on certain of our directors and principal shareholders for the designs of the products we currently sell.

We do not own any patents, trademarks or other intellectual property rights other than certain trade secrets and know-how relating to developing a market for 3D-enabled hardware devices.  This puts us at a significant competitive disadvantage to many of our competitors, which maintain substantial intellectual property portfolios in the 3D industries they address.  We have no budget or resources for research and development and do not intend to develop our own technologies in this area.  This could have a significant negative impact on our business and business prospects if market demand increases for certain proprietary products that we are not able to source cost-effectively or at all.

In addition, we are entirely reliant on certain of our directors and principal shareholders for the designs of the products we have offered and intend to offer.  These designs have been provided to our contract manufacturers, in the past, free of charge.  However, there can be no assurance that the owners of these designs will continue to provide them free of charge or at all.  The loss of access to the use of these designs by our manufacturers would effectively leave us without products to market.  Also, we do not control what, if any, resources the owners of these designs put into modifying or improving them or protecting them against competitors.  If competitors imitate their designs and the design owners do not protect their proprietary rights, demand for the products we seek to market could be hurt.  Also, we have no warranties from the design holders that the designs do not infringe the intellectual property rights of third parties.  Accordingly, we could be sued by such third parties and would not be able to look to the design owners for indemnity or similar protections.

If intellectual property infringement claims in the U.S. or in other countries are asserted against us by a competitor or others, we may be enjoined from using and selling a product or be required to obtain a royalty-bearing license, if available on acceptable terms, or pay damages, which could be significant.  Alternatively, if a license is not offered, we might be required, if possible, to redesign those aspects of the product held to infringe so as to avoid infringement liability.  Any redesign efforts undertaken by us might be expensive, could delay the introduction or the re-introduction of products into certain markets, or may be so significant as to be impractical.

We also rely on trade secrets and know-how, especially in regards to seeking out new markets for 3D-enabled devices.  Although we intend to enter into confidentiality and invention agreements with our employees, consultants, certain potential customers and advisors, no assurance can be given that such agreements will be honored or that we will be able to effectively protect our rights to our unpatented trade secrets and know-how.  Moreover, no assurance can be given that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

We have no trademark registrations.

We have not filed for protection for our trademarks, including "Living 3D."  Although we intend to pursue the registration of our marks in key countries, there can be no assurance that such registrations will be accepted and/or uses of one or more of such marks, or a confusingly similar mark, does not exist in one or more of such countries, in which case we might be precluded from registering and/or using such mark in certain countries.

We are dependent on manufacturers and suppliers.

We purchase, and intend to continue to purchase, all the products we sell from a limited number of manufacturers and suppliers.  We do not directly manufacture any of these products.  Our reliance upon outside manufacturers and suppliers is expected to continue and involves several risks, including limited control over the availability of raw materials, delivery schedules, pricing and product quality.  We may experience delays, additional expenses and lost sales if we are required to locate and qualify alternative manufacturers and suppliers.  We do not currently have contracts in place with any of our manufacturers or suppliers, and thus cannot be sure what terms we will get for future orders.  Price increases at the manufacturing level could have a material impact on our profits or cause us to raise prices, which could reduce demand for the products we market.

Loss on dissolution or liquidation.

In the event of our dissolution or liquidation, the proceeds realized from the liquidation of assets, if any, will be distributed to the stockholders in accordance with applicable state law and our Articles of Incorporation, as then in effect, but only after satisfaction of all claims of creditors.  Accordingly, the ability of a stockholder to participate in the proceeds from such dissolution or liquidation, if any, will depend on the amount of funds so realized and the creditor claims to be satisfied from the proceeds.

There are economic and general risks relating to business.

The success of our activities is subject to risks inherent in business generally, including demand for products and services, general economic conditions, changes in taxes and tax laws and changes in governmental regulations and policies.

Risk Related to our Common Stock

There is a limited market for our common stock and holders may not be able to sell shares.

Our stock trades on the OTC Bulletin Board under the symbol CCSG.OB.  We plan to change this symbol in the near future.  We do not presently meet the qualifications for listing our stock on the NASDAQ or one of the national stock exchanges.  There can be no assurance any broker will be interested in trading our stock.  Therefore, it may be difficult to sell your shares if you desire or need to sell them.

Control by key stockholders

As of December 8, 2011, our largest stockholders, Jimmy Kent-Lam Wong, June Yon Mon and Chang Li, held shares representing approximately 86% of the voting power of our outstanding capital stock.  These shareholders may, if they act together, exercise significant influence over all matters requiring shareholder approval, including the election of directors and the determination of significant corporate actions, as well as control the management, policies and operation of the Company.  Such voting power constitutes effective voting control in all matters requiring stockholder approval.  These voting and other control rights mean that our other stockholders will have only limited rights to participate in our management.  These rights may also have the effect of delaying or preventing a change in our control and may otherwise decrease the value of the shares and voting securities owned by other stockholders.

Because our common stock will likely be considered a “penny stock,” any investment in our shares is considered to be a high-risk investment and is subject to restrictions on marketability

Our common stock is considered a “penny stock” on the OTC Bulletin Board as it currently trades for less than $5 per share.  The OTC Bulletin Board is generally regarded as a less efficient trading market than the NASDAQ Capital or Global Markets.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.”  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that, prior to effecting a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock.

Since our common stock will be subject to the regulations applicable to penny stocks, the market liquidity for our common stock could be adversely affected because the regulations on penny stocks could limit the ability of broker-dealers to sell our common stock and thus your ability to sell our common stock in the secondary market in the future.

We have never paid dividends and have no plans to do so in the future

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our board of directors.  To date, we have paid no cash dividends on our shares of common stock and we do not expect to pay cash dividends on our common stock in the foreseeable future.  We intend to retain future earnings, if any, to provide funds for operations of our business.

We have additional securities available for issuance and may also adopt an equity incentive plan in the future.  The issuance of new securities or rights to acquire our securities could adversely affect the rights of the holders of our common stock and be dilutive to you.

Our Articles of Incorporation authorize the issuance of 90,000,000 shares of our common stock and 10,000,000 shares of preferred stock.  The common stock and preferred stock can be issued by our board of directors, without stockholder approval.  Any future issuances of our common stock or preferred stock could further dilute the percentage ownership of our existing stockholders.  Our preferred stock is a blank check in that our board of directors can set the terms and conditions of the preferred stock without any stockholder approval.  In addition, we may adopt an equity incentive plan in the future.  The issuance of securities or rights to purchase our securities to our employees, officers and consultants could be dilutive to you.

Indemnification of officers and directors

While the members of our Board of Directors and our officers (collectively, the “Directors and Officers”) are generally accountable to us and our stockholders, the liability of the Directors and Officers to us, our stockholders and third parties is limited in certain respects under applicable state law and our Articles of Incorporation and Bylaws, as in effect in the date hereof.  Further, we have agreed or may agree to indemnify our Directors and Officers against liabilities not attributable to certain limited circumstances.  Such limitation of liability and indemnity may limit rights which our stockholders would otherwise have to seek redress against the Directors and Officers.

Item 2.                                Financial Information.

Management’s Discussion and Analysis of Financial Condition

and Results of Operations

Stock Purchase and Share Exchange

Effective as of December 8, 2011, the Stock Purchase and the Share Exchange were closed pursuant to the terms of the Stock Purchase Agreement and the Share Exchange Agreement, respectively, and L3D-BVI became a wholly-owned subsidiary of the Company.  In connection with the Stock Purchase and the Share Exchange, the L3D-BVI Shareholders acquired a total of 62,590,880 shares of common stock. L3D-BVI was, at the time of the Stock Purchase and Share Exchange, a privately held company, while the Company is a publicly held and traded company.

As such, the following Management Discussion and Analysis is focused on the operations of L3D-BVI and excludes the operations of the Company prior to the Stock Purchase and the Share Exchange.

Overview

The following discussion summarizes the material changes in our financial condition for the nine months ended September 30, 2011 and September 30, 2010 and the material changes in our results of operations and financial condition between the year ended December 31, 2010 and December 31, 2009.

We market 3D technologies and products under our Living 3D brand in the PRC.

Plan of Operation

Given sufficient capital, we plan to build our revenues by focusing on direct sales and sales to retail distributors in selected markets.

Operating Results

For the Nine Months Ended September 30, 2011 and 2010

The Statement of Operations is included in the Financial Statements attached to this report.  Please refer to this Statement of Operations.

Results From Operations

Revenues.  For the nine months ended September 30, 2011 and September 30, 2010, revenues were $21,237 and $137,555, respectively, a decrease of $116,318.  All of the revenues for the nine months ended September 30, 2011 and September 30, 2010, respectively, were derived from sales of 3D technology products manufactured by third parties.  The decrease in revenue is due to the fact that we are a development stage company and did not undertake the same marketing efforts in 2011 as we did in 2010.

Cost of Revenue.  Our cost of revenue declined to $18,756 from $99,997 in the nine months ended September 30, 2011 compared to the same period in 2010.  This decline was due to our decrease in sales during the period.

General and Administrative Expenses.   For the nine months ended September 30, 2011 and September 30, 2010, general and administrative expenses were $65,817 and $8,442, respectively, an increase of $57,375.  The increase in such expenses is attributable to our efforts to advance our development, including becoming publicly held.

Operating (Loss) or Operating Income.  For the nine months ended September 30, 2011 the operating loss was ($63,336) and for the same period ended September 30, 2010,  the operating income was $29,116, a decrease from operating income to an operating loss of $92,436.  The decrease from operating income to an operating loss between the periods is explained by the increase in general and administrative expenses discussed above and the decrease in revenues.

Income Tax Provision.  No provision for income tax benefit from net operating losses has been made for the nine months ended September 30, 2011 as we have fully reserved the asset until realization is more reasonably assured.

Net (Loss) or Net Income.  The net loss for the nine months ended September 30, 2011 was $63,320 and the net income for the nine months ended September 30, 2010 was $29,234, a decrease from net income to a net loss of $92,554.  This decrease resulted from the increase in general and administrative expenses and decrease in revenues.

Liquidity and Capital Resources.  Cash and equivalents as of September 30, 2011 and September 30, 2010 totaled $97,041 and $95,723, respectively, an increase of $1,318.  This reflects an increase in related party loans made to us by Mr. Wong, our CEO and a principal shareholder.

For the Years Ended December 31, 2010 and 2009

Results From Operations

Revenues.  For the years ended December 31, 2010 and December 31, 2009 revenues were $137,555 and $0, respectively, an increase of $137,555.  All of the revenues for the year ended December 31, 2010 were derived from the sales of the 3D technology products manufactured by third parties.  The increase in revenues was due to our continued development during the period and the marketing efforts we made.

Cost of Revenue.  The cost of revenue increased to $99,997 for the year ended December 31, 2010 from zero in the same period in 2009 because we had no revenues in the earlier period.

General and Administrative Expenses.  For the years ended December 31, 2010 and December 31, 2009, general and administrative expenses were $13,775 and $3,200, respectively, an increase of $10,575.  The increase in such expenses for the year ended December 31, 2010 was due principally to increased marketing expenses.

Operating (Loss) or Operating Income. The operating income for the year ended December 31, 2010 was $23,783 and the operating loss for the year ended December 31, 2009 was ($3,200), an increase from an operating loss to operating income of $26,983.  The increase is due to the increase in sales of the 3D technology products manufactured by third parties discussed above.

Income Tax Provision.  No income tax expense is incurred for the year ended December 31, 2010 as the revenue is generated at BVI level.

Net Income or Net (Loss).  Net income for the year ended December 31, 2010 and net loss for the year ended December 31, 2009 were $23,914 and ($3,200), respectively, an increase from a net loss to net income of $27,114.  The increase resulted from the increase in revenue in 2010 and profit margin on the products sold.

Liquidity and Capital Resources.  Cash and equivalents as of December 31, 2010 and December 31, 2009 totaled $95,723 and $12,711, respectively.  This reflects the net income generated as well as the advances that Mr. Wong, our CEO and a principal shareholder, made to us in the period.

Liquidity and Capital Resources

Current and Expected Liquidity

Historically, we have financed operations primarily through the issuance of debt.  In the near future, as additional capital is needed, we expect to rely primarily on the sale of equity securities.   We had loans payable to Jimmy Kent-Lam Wong, our CEO and majority shareholder, in an aggregate principal amount of $120,418 at September 30, 2011 that do not contain any restrictive covenants restricting our ability to our issue additional debt or equity securities.

Our cash and short-term investments increased by $83,012, from $12,711 at December 31, 2009 to $95,723 at December 31, 2010, due primarily from the increase in revenue, accounts receivable and prepaid expenses.

Our cash from financing activities increased by $40,280, from $15,823 at December 31, 2009 to $56,103 at December 31, 2010, due primarily to an increase in proceeds from related parties.

We will require substantial additional capital to develop a market for 3D products and implement our business plan.  We plan to pursue financing from private investors and institutions in and outside the PRC.  We do not have any commitments for additional financing. Such new financing could include equity, which may be dilutive to our shareholders, or debt, which would likely restrict our ability to borrow from other sources.  In addition, such securities may contain rights, preferences or privileges senior to the rights of our current shareholders.

There can be no assurance that additional funds will be available on terms attractive to us or at all.  If adequate funds are not available, we may have to materially curtail our operations.  Any inability to raise adequate funds could have a material adverse effect on our business, results of operation and financial condition.

Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements at September 30, 2011.

Critical Accounting Policies and Estimates

Accounting Estimates.  The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from those estimates.

 Fair Value of Financial Instruments.  The carrying amounts of financial instruments, including cash, other receivables, accounts payable and accrued expenses, approximates their fair value due to the relatively short-term nature of these instruments.

Revenue Recognition.  We recognize revenue when the significant risks and rewards of ownership have been transferred to the customer, including factors such as when persuasive evidence of an arrangement exists, delivery or service has been performed, the sales price is fixed and determinable, and collectability is probable. The Company recognizes sales when the merchandise is shipped, title has passed to the customers or the service is provided, and collectability is reasonably assured.

Foreign Currency Translation.  For financial reporting purposes, the financial statements of the Company, which are prepared in Hong Kong Dollars ("HKD"), are translated into the Company's reporting currency, United States Dollars ("USD").  Balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using the average exchange rate prevailing during the reporting period.  Adjustments resulting from the translation, if any, are included in accumulated other comprehensive income (loss) in the owner's equity.

We follow FASB ASC 80-30, "Foreign Currency Translation", for both the translation and re-measurement of balance sheet and income statement items into U.S. dollars.  Resulting translation adjustments are reported as a separate component of accumulated comprehensive income (loss) in stockholders' equity.

We maintain our books and accounting records in HKD, with HKD being the functional currency.  Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates.  Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date.  Any translation gains (losses) are recorded in exchange reserve as a component of shareholders equity.  Income and expenditures are translated at the average exchange rate of the year.

Income Taxes.  Taxes are calculated in accordance with taxation principles currently effective in Hong Kong.  We account for income taxes using the liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Related Parties.  A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company.  Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.  A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one of more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Item 3.                                Properties.

Our executive office in Hong Kong consists of approximately 500 square feet located at Room 1402-04, 14/F, Fourseas Building, 218-212 Nathan Road, Kawloon, Hong Kong.  The lease commenced on October 1, 2011 and continues through September 30, 2014.  We share this space with other affiliates of our CEO and do not  pay rent.  Our offices in the United States are located at 25 Camelia Avenue, Los Angeles, CA 90041.  This office is furnished to us by an individual at no charge.

Item 4.                                Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information regarding our common stock beneficially owned as of December 1, 2011, prior to giving effect to the closing of the Stock Purchase and the Share Exchange for (i) each stockholder known to be the beneficial owner of five percent (5%) or more of our outstanding common stock; (ii) each executive officer and director; and (iii) all executive officers and directors as a group.  On December 1, 2011, prior to  the closing of the Stock Purchase and the Share Exchange, we had 7,112,600 shares of common stock outstanding.

Name and address of beneficial owner(1)	Amount and nature of beneficial ownership(2)	Percent of common stock(3)
Kevin Asher, Chief Executive Officer, Chief Financial Officer, Treasurer, Chief Accounting Officer and Director	75,000	1.1%
Greg W. Holmes, Secretary	-0-	~~-~~
5% holders:
Thomas E. Hofer Estate	360,000	5.1%
Jeff W. Holmes	1,392,000	19.6%

All executive officers and directors as a group (two persons)	75,000

(1)	The address of these persons is c/o Living 3D Holdings, Inc., Attn: Chief Executive Officer, 1225 West Washington Street, Suite 213, Tempe, Arizona 85018.

(2)	The foregoing beneficial owners hold investment and voting power in their shares.

(3)
The percent of common stock owned is calculated using the sum of (A) the number of shares of common stock owned and (B) the number of warrants and options of the beneficial owner that are exercisable within sixty days, as the numerator, and the sum of (Y) the total number of shares of common stock outstanding and (Z) the number of warrants and options of the beneficial owner that are exercisable within sixty days as the denominator.

The following table sets forth certain information regarding our common stock beneficially owned on December 8, 2011, after giving effect to the closing of the Stock Purchase and the Share Exchange for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group, on an approximated pre- and post- the reverse split basis.  Unless otherwise indicated, each person in the table has sole voting and investment power with respect to the shares shown.  The table assumes a total of 69,703,480 shares of our common stock outstanding as of December 8, 2011.

Name and address of beneficial owner(1)	Amount and nature of beneficial ownership(2)	Percent of common stock(3)
Jimmy Kent-Lam Wong, Chairman of the Board of Directors and Chief Executive Officer	46,352,814	66.50
Chang Li, Chief Technology Officer and Director	6,621,831	9.50
Kin Wah Ngai, Chief Financial Officer and Director	3,310,915	4.75
Lin Su, Secretary and Director	2,648,732	3.80
5% holders:
June Yon Mon	7,284,014	10.45

All executive officers and directors as a group (four persons)	58,934,292

(1)	The address of these persons is 25 Camelia Avenue, San Francisco, California 94112.

(2)	The foregoing beneficial owners hold investment and voting power in their shares.

(3)
The percent of common stock owned is calculated using the sum of (A) the number of shares of common stock owned and (B) the number of warrants and options of the beneficial owner that are exercisable within sixty days, as the numerator, and the sum of (Y) the total number of shares of common stock outstanding and (Z) the number of warrants and options of the beneficial owner that are exercisable within sixty days as the denominator.

Change of Control

There are no changes of control or similar provisions relating to our directors or executive officers.  See Item 5 entitled "Directors and Executive Officers - Employment Contracts; Termination of Employment and Change-in-Control Arrangements."

Item 5.                                Directors and Executive Officers.

Effective as of the Closing, Kevin J. Asher resigned his position as the sole director of the Company and Mr. Asher and Greg W. Holmes resigned their positions as officers of the Company.  The following table sets forth the names, positions and ages of our directors and executive officers.  Our directors are typically elected at each annual meeting and serve for one year and until their successors are elected and qualify.  Officers are elected by our Board of Directors and their terms of office are at the discretion of our Board of Directors.

Name	Age	Position
Jimmy Kent-Lam Wong	40	Chairman of the Board of Directors and Chief Executive Officer
Chang Li	53	Chief Technology Officer and Director
Kin Wah Ngai	57	Chief Financial Officer and Director
Lin Su	45	Secretary and Director

Jimmy Kent-Lam Wong, Chief Executive Officer and Chairman of the Board of Directors.  Mr. Wong has served as our Chief Executive Officer and Chairman of the Board of Directors since 2008.  From 1999 to 2010 he was the chairman and CEO of Guang Dong Eastern Venture Group, which sells office products and small home appliances.  He intends to devote approximately 50% of his time to our business until we are funded sufficiently to implement our business plan.  Mr. Wong attended Simon Fraser University.  Mr. Wong holds no public company directorships other than with the Company and currently and for the previous five years.  The Company believes that Mr. Wong’s entrepreneurial, financial and business expertise and his experience with 3D technology companies and his role as Chief Executive Officer provide him the qualifications and skills to serve as a Director.

Chang Li, Chief Technology Officer and Director. Mr. Li has served as our Chief Technology Officer and a member of our Board of Directors since 2009.  From 1999 to the present, Mr. Li has been the chairman of Tianjin 3D Imaging Technique Co. Ltd., an entity engaged in 3D research.   He received his B. Eng.D  from Hebei Technology Institute.  He intends to devote approximately 50% of his time to our business.  Mr. Li holds no public company directorships other than with the Company and currently and for the previous five years.  The Company believes that Mr. Li's entrepreneurial, financial and business expertise and his experience with 3D technology companies and his role as Chief Technology Officer provide him the qualifications and skills to serve as a Director.

Kin Wah Ngai, Chief Financial Officer and Director.  Mr. Ngai has served as our Chief Financial Officer and a member of the Board of Directors since 2008.  From 2004 to the present, Mr. Ngai has been the chairman of Hong Kong Commercial Management Limited, a business trading company.  He plans to devote approximately 50% of his time to our business.  Mr. Ngai He received his B.A. from Soochow University of Taiwan.  Mr. Ngai holds no public company directorships other than with the Company and currently and for the previous five years.  The Company believes that Mr. Ngai’s entrepreneurial, financial and business expertise and his experience with 3D technology companies and his role as Chief Financial Officer provide him the qualifications and skills to serve as a Director.

Lin Su, Secretary and Director.   Mr. Su has served as our Secretary and as a member of our Board of Directors since 2010. Also since 2010 he has been a vice president of Beijing Hope Investment, a project consulting firm.  From 2008 to 2010 he was a Senior Actuary for First Care Insurance of the Southwest Insurance Group.  From 2006 to 2008 he was an actuary for Transamerica Life Insurance.  Mr. Su is a Fellow of Society of Actuary (USA), a CFA Charter holder and CPA.  He received his Ph.D from McGill University.  He plans to devote approximately 50% of his time to our business.  Mr. Su holds no public company directorships other than with the Company and currently and for the previous five years.  The Company believes that Mr. Su’s entrepreneurial, financial and business expertise and his experience with 3D technology companies and his role as Secretary provide him the qualifications and skills to serve as a Director.

None of the newly appointed executive officers and directors, nor any of their affiliates, beneficially owns any equity securities or rights to acquire any securities of the Company except as otherwise described in this report, and no such persons have been involved in any transaction with the Company or any of our directors, executive officers or affiliates that is required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), other than with respect to the transactions that have been described in this Report or in any prior reports filed by the Company with the SEC.

None of the newly appointed officers and directors has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have they been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting  activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Until further determination by the board, the full Board of Directors will undertake the duties of the Audit Committee/Compensation Committee and Nominating Committee of the Board of Directors.

Item 6.	Executive Compensation.

The table below sets forth all cash compensation paid or proposed to be paid by the Company to the chief executive officer and the most highly compensated executive officers, and key employees for services rendered in all capacities to the Company during fiscal years ended December 31, 2010 and 2009.
Summary Compensation Table
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Comp- ensation ($) (g)	All Other Comp-ensation ($) (i)	Total ($) (j)
Jimmy Kent-Lam Wong, CEO and Chairman of the Board	2010 2009	- -	- -	- -	- -	- -	- -	- -
Chang Li, Chief Technology Officer and Director	2010 2009	- -	- -	- -	- -	- -	- -	- -
Kin Wah Ngai, CFO and Director	2010 2009	- -	- -	- -	- -	- -	- -	- -
Lin Su, Secretary and Director	2010 2009	- -	- -	- -	- -	- -	- -	- -

Compensation Policy.  Our executive compensation plan is based on attracting and retaining qualified professionals who possess the skills and leadership necessary to enable us to achieve earnings and profitability growth to satisfy our stockholders.  We must, therefore, create incentives for these executives to achieve both our and their individual performance objectives through the use of performance-based compensation programs.

No one component is considered by itself, but all forms of the compensation package are considered in total.  Wherever possible, objective measurements will be utilized to quantify performance, but many subjective factors still come into play when determining performance.

Compensation Components.  Because we are still in the early stages of our revenue operations, the main elements of our compensation package consist of base salary, stock options, and bonus.

Base Salary.  In general, the base salary for our executive officers is reviewed and compared to the prior year, with considerations given for increase. As we continue to grow and financial conditions continue to improve, these base salaries will be reviewed for possible adjustments.

Base salary adjustments will be based on both individual and our performance and will include both objective and subjective criteria specific to each executive’s role and responsibility with us.

Bonuses.  To date, bonuses have been granted on a limited basis because we have not achieved a profitable level of operations. As we continue to grow and provided we generate profits, we will create more defined bonus programs to attract and retain our employees at all levels.

Other.  At this time, we have no profit sharing plan in place for employees.  However, this is another area of consideration to add such a plan to provide yet another level of compensation to the compensation package.

Outstanding Equity Awards at Fiscal Year-End

The Company did not issue any options or stock awards to any of our officers, directors or employees in 2010 and 2009.

Stock Option Plan

Our board of directors has not yet adopted a stock option plan.

Compensation of Directors

Prior to 2011, our directors received no compensation for serving as members of our Board of Directors.  We are not paying any fees to Messrs. Wong, Ngai, Chang and Li for their services on the Board in 2011.  We do not intend to compensate our directors for their services in 2012.  The non-employee directors are reimbursed for their out-of-pocket costs in attending the meetings of the Board of Directors.

As noted in the Executive Compensation table above, Messrs. Wong, Ngai, Chang and Li received no compensation for their services in 2010 and 2009 years.

Employment Contracts; Termination of Employment and Change-in-Control Arrangements

We have not entered into employment agreements with each of our three executive officers.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

Advances from Related Parties.  Jimmy Kent-Lam Wong had advanced $120,317 to us through September 30, 2011 to provide us with working capital.  Such advances are not represented by promissory notes and do not bear interest.  The advances are due on demand and are reflected by entries on our books.

License Agreements.  We purchased the products we have sold to date, and intend to purchase the products for which we are currently exploring new markets, from third party manufacturers, which manufacture these products under know-how and licenses granted by certain of our directors and principal shareholders.  These directors and principal shareholders do not receive any compensation for these licenses.  We do not have any contracts with its third party manufacturers.

Item 8.                   Legal Proceedings.

There are no claims, actions, suits, proceedings or investigations that are currently pending or, to our knowledge, threatened by or against us, or with respect to our operations or assets, by or against any of our officers, directors or affiliates.

Item 9.                   Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The common stock of the Company is quoted on the OTC Bulletin Board under the symbol “CCSG.”  Set forth below are the high and low bid prices for our common stock for the periods set forth below.  Although our common stock is quoted on the OTC Bulletin Board, it has traded sporadically with no real volume.  Consequently, the information provided below may not be indicative of the price of our common stock under different conditions.

The high/low closing prices of our common stock were as follows for the periods below.  The quotations below reflect inter-dealer bid prices without retail markup, markdown, or commission and may not represent actual transactions:

	High Close	Low Close
Year Ended December 31, 2011
1st Quarter	$0.55	$0.51
2nd Quarter	$0.51	$0.50
3rd Quarter	$0.50	$0.50
4th Quarter (through December 13, 2011)	$0.51	$0.51

Year Ended December 31, 2010
1st Quarter	$0.55	$0.05
2nd Quarter	$0.55	$0.55
3rd Quarter	$0.55	$0.55
4th Quarter	$0.55	$0.55

Holders of Common Stock

As of December 1, 2011, we had approximately 81 stockholders of record for our common stock.

Dividend Policy

To date, we have not declared or paid cash dividends on our shares of common stock.  The holders of our common stock will be entitled to non-cumulative dividends on the shares of common stock, when and as declared by our board of directors, in its discretion.  We intend to retain all future earnings, if any, for our business and do not anticipate paying cash dividends in the foreseeable future.  Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements, general business conditions and such other factors as our board of directors may deem relevant.

Prior to the Closing Date, there was no public trading market for L3D-BVI common stock. L3D-BVI had never paid dividends on its common stock and it has no plans to pay dividends in the future. L3D-BVI intended to retain any future earnings for use in its business. Prior to the Closing Date, L3D-BVI had five shareholders of record of its common stock.

Item 10.                      Recent Sales of Unregistered Securities.

In connection with the Share Exchange, we issued the L3D-BVI Shareholders 62,590,880 shares of common stock in exchange for all of the issued and outstanding shares of L3D-BVI.  The issuance of the shares of common stock to the L3D-BVI Shareholders in the Share Exchange was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. We made this determination based on the representations of the L3D-BVI Shareholders which included, in pertinent part, that such persons were “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, that such persons were acquiring the shares of common stock issued to them pursuant to the Share Exchange for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof in violation of the Securities Act, and that each person understood that the shares of common stock issued to them in the Share Exchange, may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.  We did not pay any commissions or other fees in connection with the issuance of the shares of common stock in the Share Exchange.

Item 11.                      Description of Registrant’s Securities to be Registered.

Our Amended and Restated Articles of Incorporation authorize us to issue 100,000,000 shares of capital stock, par value $0.001 per share, with 90,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders.  Shares of common stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding common stock will be able to elect the entire board of directors and, if they do so, minority shareholders would not be able to elect any persons to the board of directors. Our bylaws provide that a majority of the issued and outstanding shares of the Company constitutes a quorum for shareholders’ meetings, except with respect to certain matters for which a greater percentage quorum is required by statute or the bylaws.

Shareholders of the Company have no preemptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

Holders of common stock are entitled to receive such dividends, as the board of directors may from time to time declare out of funds legally available for the payment of dividends.  The Company seeks growth and expansion of its business through the reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

Preferred Stock

Shares of preferred stock may be issued in one or more series or classes, with each series or class having the rights and privileges respecting voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series as determined by the board of directors at the time of issuance.  There are several possible uses for shares of preferred stock, including expediting financing and minimizing the impact of a hostile takeover attempt.

Authority to Issue Stock

The board of directors has the authority to issue the authorized but unissued shares of common stock without action by the shareholders.  The issuance of such shares would reduce the percentage ownership held by current shareholders.

Description of L3D-BVI Securities

L3D-BVI is authorized to issue up to 50,000 shares of common stock, $1.00 par value per share.  Prior to the Closing, 100 shares of L3D-BVI’s common stock were issued and outstanding, fully paid, and non-assessable.  All of these shares were exchanged for shares of our restricted common stock in the Stock Purchase and the Share Exchange.

Item 12.                      Indemnification of Directors and Officers.

The Private Corporations Law of the State of Nevada, under which the Company is organized upon Closing of the Stock Purchase and the Share Exchange, permits the inclusion in our Amended and Restated Articles of Incorporation of a provision limiting or eliminating the potential monetary liability of directors to a corporation or its stockholders by reason of their conduct as directors.  The provision would not permit any limitation on, or the elimination of, liability of a director for disloyalty to his or her corporation or its stockholders, failing to act in good faith, engaging in intentional misconduct or a knowing violation of the law, obtaining an improper personal benefit or paying a dividend or approving a stock repurchase that was illegal under Nevada law.  Accordingly, the provisions limiting or eliminating the potential monetary liability of directors permitted by Nevada law apply only to the “duty of care” of directors, i.e., to unintentional errors in their deliberations or judgments and not to any form of “bad faith” conduct.

The Amended and Restated Articles of Incorporation of the Company contain a provision which eliminates the personal monetary liability of directors to the extent allowed under Nevada law. Accordingly, a stockholder is able to prosecute an action against a director for monetary damages only if he or she can show a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, an improper personal benefit or an illegal dividend or stock repurchase, as referred to in the amendment, and not “negligence” or “gross negligence” in satisfying his or her duty of care. Nevada law applies only to claims against a director arising out of his or her role as a director and not, if he or she is also an officer, his or her role as an officer or in any other capacity or to his or her responsibilities under any other law, such as the federal securities laws.

In addition, our Amended and Restated Articles of Incorporation and bylaws provide that the Company will indemnify our directors, officers, employees and other agents to the fullest extent permitted by Nevada law.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise.  The Company has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

No pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought exists, and the Company is not aware of any pending or threatened material   that may result in claims for indemnification by any director, officer, employee or other agent.

Item 13.                      Financial Statements and Supplementary Data.

Not applicable.

Item 14.                      Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

The report of MaloneBailey, LLP, on our financial statements for each of the past two years has contained a going concern opinion.

There were no disagreements between the Company and MaloneBailey, LLP, for either of the past two years or subsequent interim period on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of MaloneBailey, LLP, would have caused them to make reference to the subject matter of the disagreement in connection with its report.

Item 15.                      Financial Statements and Exhibits.

(a)           Financial Statements filed as part of this Report.

The Audited Financial Statements of L3D-BVI as of December 31, 2010 and 2009 and for the years then ended are filed as Exhibit 99.2 to this report and are incorporated herein by reference.

The Unaudited Consolidated Financial Statements of L3D-BVI as of September 30, 2011 and for the nine months ended September 30, 2011 and 2010 are filed as Exhibit 99.3 to this report and are incorporated herein by reference.

(b) Pro Forma Financial Information.

Pro Forma Financial Information giving effect to the acquisition of Living 3D Holdings and its subsidiaries is included herewith as Exhibit 99.4.

(c)  Exhibits.

Please see Item 9.01(d) below entitled "Financial Statements and Exhibits."

Item 3.02                      Unregistered Sales of Equity Securities.

Effective as of December 8, 2011, we and L3D-BVI closed the Share Exchange pursuant to the terms of the Share Exchange Agreement and L3D-BVI became a wholly-owned subsidiary of the Company.  In connection with the Share Exchange, we issued the L3D-BVI Shareholders 62,590,880 shares of common stock in exchange for all of the issued and outstanding shares of L3D-BVI.

The issuance of the shares of common stock to the L3D-BVI Shareholders in the Share Exchange was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. We made this determination based on the representations of the L3D-BVI Shareholders which included, in pertinent part, that such persons were “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, that such persons were acquiring the shares of Common Stock issued to them pursuant to the Share Exchange for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof in violation of the Securities Act, and that each person understood that the shares of common stock issued to them in the Share Exchange, may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.  We did not pay any commissions or other fees in connection with the issuance of the shares of common stock in the Share Exchange.  See “Form 10 Disclosure” Item 10, “Recent Sales of Unregistered Securities.”

The holders of common stock of the Company are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders.  Shares of common stock of the Company do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding common stock of the Company will be able to elect the entire board of directors and, if they do so, minority shareholders would not be able to elect any persons to the board of directors. The Company’s bylaws provide that a majority of the issued and outstanding shares of the Company constitutes a quorum for shareholders’ meetings, except with respect to certain matters for which a greater percentage quorum is required by statute or the bylaws.

Shareholders of the Company have no preemptive rights to acquire additional shares of common stock or other securities.  The common stock is not subject to redemption and carries no subscription or conversion rights.  In the event of liquidation of the Company, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

Holders of common stock are entitled to receive such dividends, as the board of directors may from time to time declare out of funds legally available for the payment of dividends.  The Company seeks growth and expansion of its business through the reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

Item 4.01                      Changes in Registrant’s Certifying Accountant.

See Item 14, “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure,” included in the “Form 10 Disclosure,” which discussion is incorporated herein by reference.

Item 5.01                      Changes in Control of Registrant.

See Item 2.01, “Completion of Acquisition or Disposition of Assets,” which discussion is incorporated herein by reference.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the Closing Date, Kevin J. Asher resigned his position as the sole director of the Company and Mr. Asher and Greg W. Holmes resigned their positions as officers of the Company.  The following table sets forth the names, positions and ages of our directors and executive officers.

Name	Age	Position
Jimmy Kent-Lam Wong	40	Chairman of the Board of Directors and Chief Executive Officer
Chang Li	53	Chief Technology Officer and Director
Kin Wah Ngai	57	Chief Financial Officer and Director
Lin Su	45	Secretary and Director

Effective as of the Closing Date of the Stock Purchase and the Share Exchange, Jimmy Kent-Lam Wong became the Chief Executive Officer and Chairman of the Board of Directors of the Company.  See Mr. Wong's biography set forth in Item 5 entitled “Directors and Executive Officers” included in the “Form 10 Disclosure.”

Effective as of the Closing Date of the Stock Purchase and the Share Exchange, Chang Li became the Chief Technology Officer and a director of the Company.  See Mr. Li’s biography set forth in Item 5 entitled “Directors and Executive Officers” included in the “Form 10 Disclosure.”

Effective as of the Closing Date of the Stock Purchase and the Share Exchange, Kin Wah Ngai became the Chief Financial Officer and a director of the Company.  See Mr. Ngai’s biography set forth in Item 5 entitled “Directors and Executive Officers” included in the “Form 10 Disclosure.”

Effective as of the Closing Date of the Stock Purchase and the Share Exchange, Lin Su became the Secretary and a director of the Company.  See Mr. Su's biography set forth in Item 5 entitled “Directors and Executive Officers” included in the “Form 10 Disclosure.”

Effective as of Closing Date, Mr. Asher resigned as the sole director of the Company and Messrs. Wong, Li, Ngai and Su were appointed directors of the Company.  See Item 2.01 entitled “Completion of Acquisition or Disposition of Assets.”  See the biographies of Messrs. Wong, Li, Ngai and Su set forth in Item 5 entitled “Directors and Executive Officers” included in the “Form 10 Disclosure.”

Employment Agreements

None of our executive officers has entered into an employment agreement with the Company.

None of the newly appointed officers and directors, nor any of their affiliates, currently beneficially own any equity securities or rights to acquire any securities of the Company except as otherwise described in this report, and no such persons have been involved in any transaction with the Company or any of its directors, executive officers or affiliates that is required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), other than with respect to the transactions that have been described in this report or in any prior  reports filed by the Company with the SEC.

None of the newly appointed officers and directors has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have such persons been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining such persons from future violations of, or prohibiting  activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Until further determination by the board, the full Board of Directors will undertake the duties of an Audit Committee, Compensation Committee and Nominating Committee of the Board of Directors.  Kim Wah Ngai is our qualified financial expert of the Audit Committee.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

We amended our Articles of Incorporation to change our name to “Living 3D Holdings, Inc.”  The Amended and Restated Articles of Incorporation and change of name were approved by our Board of Directors and by holders of a majority of the outstanding shares of our common stock.  We filed the amendment to our articles of incorporation with the secretary of State of the State of Nevada.

Item 5.06                      Change in Shell Company Status.

See Item 2.01 entitled “Completion of Acquisition or Disposition of Assets,” which discussion is incorporated herein by reference.

Item 7.01                      Regulation FD Disclosure.

Furnished herewith as Exhibit 99.1 is our press release dated December 8, 2011, addressing these matters.

Item 9.01                      Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

The Audited Financial Statements of L3D-BVI as of December 31, 2010 and 2009 and for the years then ended are filed as Exhibit 99.2 to this report and are incorporated herein by reference.

The Unaudited Condensed Financial Statements of L3D-BVI as of September 30, 2011 and for the nine months ended September 30, 2011 and 2010 are filed as Exhibit 99.3 to this report and are incorporated herein by reference.

(b)           Pro Forma Financial Information.

                                Pro Forma Financial Information giving effect to the acquisition of Living 3D Holdings and its subsidiaries is included herewith as Exhibit 99.4.

(c)           Shell Company Transactions.  See Exhibit 99.4

(d)           Exhibits.

Exhibit Number	Description	Incorporated by Reference

2.1
Stock Purchase Agreement, entered into effective as of December 8, 2011, by and among the stockholders of Living 3D Holdings Ltd, a British Virgin Islands corporation, certain shareholders of Living 3D Holdings, Inc. (formerly AirWare International Corp.; formerly Concrete Casting Incorporated), a Nevada corporation, listed in Exhibit A thereto, and Jeff W. Holmes, a selling shareholder and a principal shareholder of AirWare International Corp.
Filed herewith.

2.2
Share Exchange and Acquisition Agreement, entered into effective as of December 8, 2011, by and among Living 3D Holdings, Inc. (formerly AirWare International Corp.; formerly Concrete Casting Incorporated), a Nevada corporation, Living 3D Holdings, Ltd, a British Virgin Islands corporation and all of the shareholders of Living 3D Holdings, Ltd.
Filed herewith.

3.1	Amended and Restated Articles of Incorporation of Living 3D Holdings, Inc. (formerly AirWare International Corp.; formerly Concrete Casting Incorporated), a Nevada corporation, dated July 1, 2010.	Filed herewith.

3.2	Memorandum and Articles of Association of Living 3D Holdings Ltd, a British Virgin Islands corporation, dated June 23, 2008.	Filed herewith.

3.3	Amended and Restated Bylaws of Living 3D Holdings, Inc. (formerly AirWare International Corp.; formerly Concrete Casting Incorporated).	Filed herewith.

4.1	Form of Common Stock Certificate of Living 3D Holdings, Inc. (formerly AirWare International Corp.; formerly Concrete Casting Incorporated).	Filed herewith.

21.1	List of subsidiaries of the Company.	Filed herewith.

99.1	Press Release dated December 8, 2011.	Filed herewith.

99.2	Audited Financial Statements of Living 3D Holdings Ltd, a British Virgin Islands corporation, as of December 31, 2010 and 2009.	Filed herewith.

99.3	Unaudited Financial Statements of Living 3D Holdings Ltd, a British Virgin Islands corporation, as of September 30, 2011 and 2010. 9.4 Pro F	Filed herewith.
99.4	99.4 Pro FoPrPro Forma Financial Information giving effect to the acquisition of Living 3D Holdings and its subsidiaries is included herewith as Exhibit 99.4.	Filed herewith

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date:  December 14, 2011
Living 3D Holdings, Inc. (formerly AirWare International Corp.; formerly Concrete Casting Incorporated)
a Nevada corporation

/s/ Wong Jimmy Kent-Lam
Name: Wong Jimmy Kent-Lam
Title: Chief Executive Officer and Chairman of the Board of Directors